UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 28, 2011

(Exact name of registrant as specified in its charter)

New Jersey	1-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed in the proxy statement/prospectus (the “proxy statement/prospectus”) included in Amendment No. 1 to the Registration Statement on Form S-4 of Johnson & Johnson filed with the Securities and Exchange Commission on October 27, 2011, affiliates of Johnson & Johnson have had conversations with Michel Orsinger, the President and Chief Executive Officer of Synthes, Inc. (“Synthes”), concerning his role at Synthes or an affiliate of Johnson & Johnson following the consummation of the proposed merger between Samson Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Johnson & Johnson (“Merger Sub”) and Synthes (the “Merger”).

On November 28, 2011, Merger Sub entered into an employment agreement with Mr. Orsinger pursuant to which Mr. Orsinger will continue with Johnson & Johnson following the Merger.  On November 29, 2011, Synthes and Merger Sub entered into an employment agreement amendment with Mr. Orsinger that amended his employment agreement with Synthes.  As a result of this amendment, Mr. Orsinger’s current employment agreement with Synthes will expire upon completion of the Merger.

In order to provide investors with a more detailed description of the employment arrangements described in the preceding paragraph, Johnson & Johnson would like to supplement the disclosure in its proxy statement/prospectus with the disclosure below.  This supplemental information should be read in conjunction with the proxy statement/prospectus, which Johnson & Johnson urges investors to read in its entirety.

SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT/PROSPECTUS

The following disclosure supplements the discussion in the section of the proxy statement/prospectus titled “Interests of Synthes’ Directors and Executive Officers in the Merger” beginning on page 40 by replacing the final paragraph of the section on page 46 with the following six paragraphs:

Michel Orsinger.  After the signing of the merger agreement, Samson Acquisition Corp. entered into discussions with Mr. Orsinger regarding his long-term employment prospects with Synthes following the closing of the merger in light of Samson Acquisition Corp.’s interest in retaining Mr. Orsinger.  These discussions and the resulting arrangements reflected the substantial compensation and benefits he would be eligible to receive in connection with the merger, described above.  As a result of these discussions, Mr. Orsinger entered into an amendment of his current employment agreement and a new employment agreement that together specify the terms of his post-merger compensation arrangements, as discussed in more detail in the four paragraphs below.  The entirety of Mr. Orsinger’s compensation package is based on competitive factors, with a strong focus on retention.

                Synthes, at Johnson & Johnson’s request, and Samson Acquisition Corp. entered into an employment agreement amendment with Mr. Orsinger, dated as of November 29, 2011, that amended his employment agreement with Synthes (the “Employment Agreement Amendment”).  As a result of the Employment Agreement Amendment, Mr. Orsinger’s current employment agreement with Synthes will expire upon the closing of the merger in exchange for a lump-sum cash payment in an amount equal to three times his total annual cash compensation (annual base salary plus annual cash bonus for 2011), the amount of which is included in the Double Trigger row of the Named Executive Officers Golden Parachute Compensation table, above. This arrangement is in settlement of Mr. Orsinger’s existing change in control related benefits under his current employment agreement.

                Samson Acquisition Corp. entered into an employment agreement with Mr. Orsinger, dated as of November 28, 2011, pursuant to which he will continue with Johnson & Johnson following the merger.  Mr. Orsinger’s base salary will be $700,000 and he will be eligible for an annual bonus under Johnson & Johnson’s incentive programs, which will be paid in cash, or if Mr. Orsinger chooses and if permitted by the applicable plans then in effect, a portion will be paid in shares of Johnson & Johnson common stock.  Mr. Orsinger’s salary will be converted from U.S. Dollars to Swiss Francs based on a three-year average exchange rate that will be determined annually on January 1 of each calendar year, except that the first exchange rate will be determined as of the closing of the merger.  The first exchange rate will be effective from the closing of the merger through the date on which annual performance increases go into effect in 2014, and then the new exchange rates will apply until the next date on which annual performance increases go into effect in each subsequent calendar year.  Mr. Orsinger will be eligible for an annual bonus for the 2012 performance year if the merger is consummated in 2012.  Mr. Orsinger agreed to this base salary rate and annual bonus target, which are less than half of the base salary rate and annual bonus target provided by Synthes under his current employment agreement with Synthes, in exchange for certain long-term equity and incentive grants.  The new employment agreement provides for a grant of Johnson & Johnson long-term incentives and eligibility for future grants of long-term incentives.  In connection with Mr. Orsinger’s commencement of employment with Samson Acquisition Corp., he will be eligible to receive a new hire grant of restricted share units with an aggregate value of $17.2 million, which vest 100% on the third anniversary of the grant date, on a date that is at least 15 days but no later than 30 days following his start date.  Mr. Orsinger will be eligible to receive an annual grant of long-term incentives with an aggregate value determined under Johnson & Johnson’s incentive programs for the 2012 performance year if the merger is consummated in 2012. However, if the merger is consummated in 2013, then he will be eligible for an annual long-term incentive grant only for the 2013 performance year. Mr. Orsinger will be eligible to receive a sign on bonus of $500,000 shortly after the closing of the merger, which takes into account that Synthes’ performance formulas will not apply in calculating his annual bonus for the 2012 performance year.

                The employment agreement is conditioned on Mr. Orsinger executing a Johnson & Johnson restrictive covenant agreement that contains non-competition and non-solicitation covenants, which apply during Mr. Orsinger’s employment and for a period of 18 months following termination of his employment, and a confidentiality covenant that applies at all times.

                The grants of all compensation under the employment agreement, as well as the amounts, are at the sole discretion of Samson Acquisition Corp.’s management and are contingent on various performance metrics and other criteria, including length of service during the applicable performance year.  Mr. Orsinger will become subject to the Johnson & Johnson Policy on Business Conduct during his employment with Samson Acquisition Corp.  The employment agreement is contingent upon and effective as of the consummation of the merger and the completion of Johnson & Johnson’s new hire procedures.

                Potential Discussions Between Johnson & Johnson and other Synthes’ Executives.  Affiliates of Johnson & Johnson may have conversations from time to time with one or more other executive officers and other executives of Synthes prior to the consummation of the merger concerning their role at Synthes or an affiliate of Johnson & Johnson following the consummation of the merger.  These conversations may include proposals by the affiliates of Johnson & Johnson regarding the proposed terms of the individual’s employment, compensation and benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)

Date: November 30, 2011	By:	/s/ DOUGLAS K. CHIA
Douglas K. Chia
Secretary

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